                                                                    EXHIBIT 12.2

                                 VIDEOTRON LTEE
                    COMPUTATION OF RATIO OF LONG-TERM DEBT,
                  EXCLUDING QMI SUBORDINATED LOANS, TO EBITDA
    (DOLLARS IN MILLIONS, EXCEPT FOR RATIO OF LONG-TERM DEBT, EXCLUDING QMI
                         SUBORDINATED LOANS, TO EBITDA)

                                                                                NINE MONTHS
                                                                                   ENDED            PRO FORMA
                                              YEAR ENDED DECEMBER 31,          SEPTEMBER 30,      SEPTEMBER 30,
                                           ------------------------------   -------------------   --------------
                                             2002       2003       2004       2004       2005          2005
                                           --------   --------   --------   --------   --------   --------------
CANADIAN GAAP
Long-term debt, excluding QMI
  subordinated loans(1)..................  $1,119.6    $886.7     $888.9     $834.4     $971.8        $971.8
EBITDA(2)(3).............................     210.3     277.7      341.1      253.4      282.4         303.2
                                           --------    ------     ------     ------     ------        ------
Ratio of long-term debt, excluding QMI
  subordinated loans, to EBITDA..........       5.3       3.2        2.6        2.5        2.6           2.4
                                           --------    ------     ------     ------     ------        ------

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(1) As defined and calculated in note 6 to "Selected Consolidated Financial and
    Operating Data," except for the pro forma combined long-term debt, excluding QMI subordinated loans, for the nine months ended September 30, 2005, which is calculated as described in note 9 to "Summary -- Summary Consolidated Financial and Operating Data and Pro Forma Combined Financial Information."

(2) As defined and calculated in note 7 to "Selected Consolidated Financial and Operating Data."

(3) Ratio of long-term debt, excluding QMI subordinated loans, to EBITDA for the nine months ended September 30, 2004 and 2005, is based on annualized EBITDA for the nine months ended September 30, 2004 and 2005, respectively.